SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant {  }
Filed by a Party other than the Registrant {x}

Check the appropriate box:
{ }      Preliminary Proxy Statement { }    Confidential, for Use of the
                                            Commission Only (as permitted
{ }      Definitive Proxy Statement         by Rule 14a-6(e) (2))
{x}      Definitive Additional Materials
{ }      Soliciting Material Pursuant to
         Section 240.14a-11 or Section
         240.14a-12

                                   HEI, Inc.
               (Name of Registrant as Specified In Its Charter)

                             FANT INDUSTRIES INC.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

         {x}      No fee required.

         { }      Fee computed  on  table below per Exchange Act Rules  14a-6(i)
                  (1) and 0-11.

                  (1) Title of each class of securities to which transaction applies:
                        --------------------------------------------------------
                  (2)   Aggregate  number  of  securities  to which  transaction
                        applies:
                        --------------------------------------------------------
                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                        -------------------------------------------------------

                  (4)   Proposed maximum aggregate value of transaction:
                        -------------------------------------------------------

                  (5)   Total fee paid:
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{ }       Fee paid previously with preliminary materials.

{ } Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.


         (1)      Amount Previously Paid:
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         (2)      Form, Schedule or Registration Statement No.:
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         (3)      Filing Party:
         -------------------------------------------------------------------
         (4)      Date Filed:
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                             FANT INDUSTRIES INC.
                             2154 Highland Avenue
                           Birmingham, Alabama 35205
                             Phone: (205) 933-1030

For further information contact:

Anthony J. Fant
(205) 933-1030

Richard Grubaugh
Beacon Hill Partners, Inc.
(212) 843-8500


FOR IMMEDIATE RELEASE
---------------------

FANT URGES HEI BOARD TO HOLD SPECIAL MEETING PROMPTLY
-----------------------------------------------------

NEW YORK, NEW YORK - May 20, 1998 - In a letter to the Board of Directors of HEI, Inc. (Nasdaq: HEII) of Victoria, Minnesota, Anthony J. Fant urged the Board to promptly hold the special meeting of shareholders that he demanded nearly two weeks ago. The Board has failed so far to call the special meeting to remove obstacles to Fant's $8.00 per share cash tender offer. Among other things, HEI shareholders will vote on replacing the current directors (other than Eugene Courtney) with Fant's slate.

"We want to consummate the offer now," Mr. Fant said. "We see a window of opportunity to initiate growth now," he added. "We urge the Board to end its campaign of delay. Stop standing in the way of the shareholders' ability to have their say and make their choice. Hold the special meeting now and let them decide."

Mr. Fant's letter urges the Board to hold the special meeting in early June and not push it back to the last permissible date.

Mr. Fant and Fant Industries Inc. mailed on April 23, 1998, a proxy statement and related materials to HEI's shareholders to solicit proxies to be used at this special meeting. The proxy solicitation was preceded by an $8.00 per share cash tender offer commenced by Fant Industries on March 10, 1998 to buy an additional 11.5% of the Common Stock of HEI.

Fant Industries has retained Beacon Hill Partners, Inc. for solicitation and advisory services.